UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 24, 2014

MetaStat, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52735                                                                                                                          20-8753132
(Commission File Number)                                                                                     (IRS Employer Identification No.)

27 DryDock Ave., Suite 29
Boston, Massachusetts 02210
(Address of principal executive offices and zip code)

(212) 608-0788
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On October 24, 2014, MetaStat, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”) for the issuance and sale in a private placement (the “Private Placement”) of shares of its common stock, par value $0.001 per share (the “Common Stock”) at $0.75 per share.  In the event that the Investor would own in excess of 4.99% or 9.99% of the number of shares of Common Stock outstanding on the closing date after giving effect to the issuance of Common Stock pursuant to the Purchase Agreement, as was the case in this Private Placement, the Company will issue to such Investor shares of its Series A Convertible Preferred Stock (the “Preferred Shares”).  Accordingly, the Company issued 374,257 Preferred Shares to the Investor in exchange for the transfer to the Company of 1,069,305 freely tradable shares of common stock of Quantum Materials Corp. (QTMM), a public reporting company which shares of common stock are eligible for quotation on the OTCQB, for an aggregate purchase price of $280,692.56.

Certificate of Designation

Pursuant to the Certificate of Designation of Rights and Preferences of the Series A Preferred Stock  (the “Certificate of Designation”), the terms of the Preferred Shares are as follows:

Ranking

The Preferred Shares will rank senior to the Common Stock with respect to distributions of assets upon the liquidation, dissolution or winding up of the Company.

Dividends

The Preferred Shares are not entitled to any dividends.

Liquidation Rights

In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each Preferred Share an amount equal to the fair market value as determined in good faith by the Company’s board of directors.

Voluntary Conversion; Anti-Dilution Adjustments

Each Preferred Share shall be convertible into one share of Common Stock (the “Conversion Ratio”).  The Conversion Ratio is subject to customary adjustments for issuances of shares of Common Stock as a dividend or distribution on shares of the Common Stock, or mergers or reorganizations.

Voting Rights

The Preferred Shares have no voting rights.  The Common Stock into which the Preferred Shares is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock, and none of the rights of the Preferred Shares.

The foregoing description of the Private Placement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) form of Certificate of Designation filed as Exhibit 4.1 hereto and the (ii) form of Purchase Agreement filed as Exhibit 10.1 hereto.

Item 3.02.  Unregistered Sales of Equity Securities

As described more fully in Item 1.01 above, on October 24, 2014, the Company consummated the Private Placement.  The issuance of securities in the Private Placement was exempt from registration pursuant to Section 4(2) of, and Regulation D promulgated under, the Securities Act of 1933, as amended.

Item 9.01.  Financial Statement and Exhibits

(d)  Exhibits

Exhibit No.	Description

4.1
Form of Certificate of Designation of Rights and Preferences of the Series A Preferred Stock dated June 30, 2014 (Incorporated by reference from the Company’s Current Report on Form 8-K filed on July 2, 2014)

10.1	Form of Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

METASTAT, INC.

By:   /s/ Oscar L. Bronsther
        Name Oscar L. Bronsther
        Title:  Chief Executive Officer

Dated: October 30, 2014